Exhibit 1
JOINT FILING AGREEMENT

 The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, no par value, of Valens Semiconductor Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: February 9, 2022

GENESIS PARTNERS III L.P

	By:	/s/ Eyal Kishon
	Name:	Eyal Kishon
	Title:	General Partner

VALENS S.P.V.

	By:	/s/ Eyal Kishon
	Name:	Eyal Kishon
	Title:	General Partner

/s/ Eyal Kishon
Eyal Kishon